CPI AEROSTRUCTURES, INC. 10-K/A

EXHIBIT 10.3.2

LEASE AMENDMENT

AMENDMENT TO LEASE AGREEMENT (this “Lease Amendment”), made the 11th day of November, 2020, by and between HEARTLAND BOYS II L. P. , a New York limited partnership, with an office at 1 Executive Drive, Edgewood, New York, 11717, (hereafter "Landlord") and CPI Aerostructures Inc., a corporation duly organized and existing under the law of the state of New York, with an office at 91 Heartland Boulevard, Edgewood, New York 11717 (hereafter "Tenant").

W I T N E S S E T H :

WHEREAS, Landlord and Tenant entered into a written Agreement of Lease, dated June 30, 2011, for the leasing by Landlord and the hiring by Tenant, of those certain premises known as 91 Heartland Boulevard, Edgewood, New York, as more particularly described in Exhibit "A" thereto, for the term, for the rent and on all terms and conditions as set forth in the Agreement of Lease (the "Lease"); and

WHEREAS, the Lease is currently in full force and effect and Tenant is occupying the premises; and

WHEREAS, the term of the Lease is to end on April 30, 2022; and

WHEREAS, Tenant desires to extend the term of the Lease for one additional period of one (1) year from April 30, 2022, so that the term of the Lease shall end on April 30, 2023, for the rent, and on all of the terms and conditions of the Lease, as modified herein; and

WHEREAS, Landlord is agreeable to extending the term of the Lease for one additional period of one (1) year from April 30, 2022, so that the term of the Lease shall end on April 30, 2023, for the rent, and on all of the terms and conditions of the Lease, as modified herein; and

WHEREAS, the Lease may be modified by a writing executed by the Landlord and Tenant.

NOW, THEREFORE, in consideration of the Lease, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agrees as follows:

1.       Landlord and Tenant hereby ratify and confirm the recitals.

2.       Notwithstanding anything contained in the Lease, the Lease is hereby amended to extend the term thereof for one additional period of one (1) year from the present expiration date thereof, so that the term of the Lease shall end on April 30, 2023, instead of April 30, 2022, unless such term shall sooner cease and expire as in the Lease provided. Other than if, in accordance with the terms of the Lease, the term of the Lease shall expire or terminate earlier, Landlord and Tenant agree for all purposes that any and all references to the termination or expiration date of the Lease shall mean April 30, 2023.

3.       Paragraph 41 (A) of the rider to the Lease is amended by adding the following subparagraph:

(xiv) For the period May 1, 2022 through April 30, 2023, Base Rent shall be one million eight hundred sixty-one thousand two hundred eighty-six and 42/100 ($1,861,286.42) Dollars, payable one hundred fifty-five thousand one hundred seven and 20/100 ($155,107.20) Dollars monthly.

4.       Tenant acknowledges that Landlord has not offered to do and has no obligation to do any work or make any repairs, alterations, modifications, improvements, changes or additions in connection with this Lease Amendment.

5.       Landlord and Tenant each warrants and represents to the other party that there was no broker instrumental in bringing about or consummating this Lease Amendment and that no conversations or negotiations were had with any brokers in connection with this Lease Amendment. Each of Landlord and Tenant agree to indemnify, defend and hold the other harmless from and against any and all costs, commissions, expenses, claims, suits, actions, judgments, including reasonable attorneys’ fees, of or by any broker for a commission or fee in connection with this Lease Amendment. The terms of this Section 5 shall survive the expiration or earlier termination of the Lease, as hereby amended.

6.       Landlord and Tenant hereby affirm that, as of the date hereof, no breach, default, or other act, error, or omission which, with the giving of notice or passage of time or both, would constitute a breach or default by either party, has occurred and is continuing.

7.       The Lease, as amended herein, may only be modified by a writing executed by the parties hereto.

8.       The covenants, conditions and agreements of the Lease, as amended herein, shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in the Lease, their assigns.

9.      The Lease, as modified by this Lease Amendment, contains the entire understanding and agreement between Landlord and Tenant; all prior agreements, both oral and written, are merged herein and therein and are superseded hereby and thereby.

10.     This Lease Amendment may be executed in counterparts, each of which shall constitute an original and each of which taken together shall constitute one and the same agreement. Digital, electronic or scanned copies of original handwritten signatures shall be considered valid.

11.       Except as specifically set forth in this Lease Amendment, the Lease is, and shall remain, in full force and effect in accordance with its terms, and each and every agreement, term, covenant and condition thereof is hereby ratified, confirmed and continued. From and after the date hereof, any and all references to the “Lease” shall mean the Lease as modified by this Lease Amendment.

12.       This Lease Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision thereof.

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their respective hands as of the day and year first above written.

LANDLORD: HEARTLAND BOYS II L.P.

By: Heartland G.P., Inc., its general partner

By: /s/ David Wolkoff

             David Wolkoff, President

TENANT: CPI AEROSTRUCTURES INC.

By: /s/ Doug McCrosson

             Doug McCrosson, CEO & President

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